Exhibit 99.2

RING ENERGY, INC.
UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
AS OF MARCH 31, 2015

	Ring	Properties
	Historical	Acquired		Pro Forma
ASSETS
Current Assets
Cash	$2,850,125	$-		$2,850,125
Accounts receivable	2,853,940	-		2,853,940
Joint interest billing receivable	3,001,085	-		3,001,085
Prepaid expenses and retainers	149,731	-		149,731
Total Current Assets	8,854,881	-		8,854,881
Properties and Equipment
Oil and natural gas properties subject to amortization	175,689,596	77,419,087	(1)	253,108,683
Fixed assets subject to depreciation	1,374,213			1,374,213
Total Properties and Equipment	177,063,809	77,419,087		254,482,896
Accumulated depreciation, depletion and amortization	(18,342,345)			(18,342,345)
Net Properties and Equipment	158,721,464	77,419,087		236,140,551
Total Assets	$167,576,345	$77,419,087		$244,995,432

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$6,930,803	$-		6,930,803
Other accured liabilities	-	-		-
Total Current Liabilities	6,930,803	-		6,930,803

Deferred income taxes	4,366,405	-		4,366,405
Long term debt	10,000,000	75,000,000	(1)	85,000,000
Asset retirement obligation	3,995,043	2,419,087	(1)	6,414,130
Total Liabilities	25,292,251	77,419,087		102,711,338
Stockholders' Equity
Common stock	25,767	-		25,767
Additional paid-in capital	141,249,478	-		141,249,478
Retained earnings	1,008,849	-		1,008,849
Total Stockholders' Equity	142,284,094	-		142,284,094
Total Liabilities and Stockholders' Equity	$167,576,345	$77,419,087		$244,995,432

RING ENERGY, INC.
UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2015

	Ring	Properties	Pro Forma
	Historical	Acquired	Adjustments		Pro Forma

Oil and Gas Revenues	$6,045,701	$3,845,955	$-		$9,891,656

Costs and Operating Expenses
Oil and gas production costs	1,867,795	1,841,229	-		3,709,024
Oil and gas production taxes	277,031	185,158	-		462,189
Depreciation, depletion and amortization	3,654,298	-	1,694,814	(2)	5,349,112
Asset retirement obligation accretion	66,979	-	38,867	(3)	105,846
General and administrative expense	1,728,987	-	-		1,728,987

Total Costs and Operating Expenses	7,595,090	2,026,387	1,733,681		11,355,158

Income (Loss) from Operations	(1,549,389)	1,819,568	(1,733,681)		(1,463,502)

Other Income (Expense)
Interest income	780	-	-		780
Interest expense	-	-	(535,969)	(4)	(535,969)

Net Other Income	780	-	(535,969)		(535,189)

Income (Loss) Before Provision for Income Taxes	(1,548,609)	1,819,568	(2,269,650)		(1,998,691)

(Provision for) Benefit from Income Taxes	572,985	-	166,530	(5)	739,515

Net Income (Loss)	$(975,624)	$1,819,568	$(2,103,120)		$(1,259,176)

RING ENERGY, INC.
UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2014

	Ring	Properties	Pro Forma
	Historical	Acquired	Adjustments		Pro Forma

Oil and Gas Revenues	$38,089,443	$36,213,799	$-		$74,303,242

Costs and Operating Expenses
Oil and gas production costs	4,993,166	11,538,887	-		16,532,053
Oil and gas production taxes	1,760,206	1,754,009	-		3,514,215
Depreciation, depletion and amortization	11,807,794	-	6,753,883	(2)	18,561,677
Asset retirement obligation accretion	154,973	-	129,395	(3)	284,368
General and administrative expense	6,803,029	-	-		6,803,029

Total Costs and Operating Expenses	25,519,168	13,292,896	6,883,278		45,695,342

Income (Loss) from Operations	12,570,275	22,920,903	(6,883,278)		28,607,900

Other Income (Expense)
Interest income	85,964	-	-		85,964
Interest expense	-	-	(2,121,394)	(4)	$(2,121,394)

Net Other Income	85,964	-	(2,121,394)		(2,035,430)

Income (Loss) Before Provision for Income Taxes	12,656,239	22,920,903	(9,004,672)		26,572,470

(Provision for) Benefit from Income Taxes	(4,235,739)	-	(5,149,005)	(5)	$(9,384,744)

Net Income (Loss)	$8,420,500	$22,920,903	$(14,153,677)		$17,187,726

On May 21, 2015, Ring Energy, Inc. (“Ring”) entered into a purchase and sale agreement (the “Purchase Agreement”) with Finley Production Co., LP, BDT Oil & Gas, LP, Metcalfe Oil, LP, Grasslands Energy LP, Buffalo Oil & Gas, LP and Finley Resources, Inc., as sellers (collectively, “Sellers”), to acquire oil and gas assets (the “Acquisition”). The assets to be acquired by Ring under the Purchase Agreement consist of oil and gas assets and properties, which are located in the Ford West Field and Ford Geraldine Unit in Reeves and Culberson Counties, in the State of Texas. Under the terms of the Purchase Agreement, Ring agreed to acquire the oil and gas assets from Sellers for a purchase price of $75,000,000, subject to customary purchase price adjustments based on, among other things, environmental and title defects, if any.

The Acquisition will qualify as a business combination and as such, Ring will recognize the assets to be acquired and liabilities to be assumed at their fair values as the date of closing. The estimated fair value of the properties to be acquired approximate the value of consideration to be paid and the asset retirement obligation to be assumed, which management has concluded approximates the fair value that would be paid by a typical market participant. As a result, neither goodwill nor a bargain purchase gain will be recognized related to the acquisition. While the proposed transaction is subject to purchase price adjustments, the following table summarizes estimates of the assets to be acquired and the liabilities to be assumed:

Oil and gas properties	$77,419,087
Asset retirement obligation	(2,419,087)
Total Identifiable Net Assets	$75,000,000

Pro forma adjustments to the historical financial statements to reflect the acquisition of the Finley properties are as follows:

(1)	To record the acquisition transaction. The consideration to be paid and liabilities to be assumed consist of the following:

(a)	A cash payment of $75,000,000 drawn from our credit facility.

(b)	The assumption of the asset retirement obligation of $2,419,087. The obligation relates to legal obligations associated with the retirement of long-lived assets that result from the acquisitions, construction, development or normal use of the asset. The obligation relates primarily to the requirement to plug and abandon oil and natural gas wells and support wells at the conclusion of their useful lives.

(2)	To record amortization of the oil and gas properties acquired based on the oil and gas production occurring during the periods.

(3)	To record accretion of the asset retirement obligation.

(4)	To record interest expense amount drawn on the credit facility to complete the transaction.

(5)	To record the pro forma income tax impact of the acquired properties.

Note: The Company continues to evaluate the capital markets and will finance the Acquisition with either its revolving credit facility or a capital markets transaction, subject to market conditions and other factors.